Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                          For the Month of April 1999
                       Distribution Date of May 17, 1999
                           Servicer Certificate #19

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $261,935,149.14
Beginning Pool Factor                                           0.5238762

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,174,104.07
     Interest Collected                                     $2,145,505.59

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $219,894.06
Total Additional Deposits                                     $219,894.06

Repos / Chargeoffs                                            $886,606.97
Aggregate Number of Notes Charged Off                                 130

Total Available Funds                                      $12,539,503.72

Ending Pool Balance                                       $250,874,438.10
Ending Pool Factor                                              0.5017545

Servicing Fee                                                 $218,279.29

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $13,705,250.94
     Target Percentage                                               5.25%
     Target Balance                                        $13,170,908.00
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                     ($534,342.94)
     Ending Balance                                        $13,170,908.00

Current Weighted Average APR:                                       9.742%
Current Weighted Average Remaining Term (months):                   34.70

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $2,012,376.88     1,505
                                31 - 60 days            $532,153.80       394
                                60+  days               $187,500.36        79

     Total:                                           $2,732,031.04     1,513

     Balances:                  60+  days             $2,377,891.74        79

Memo Item - Reserve Account
     Prior Month                                     $13,751,595.33
+    Invest. Income                                      $59,696.13
+    Excess Serv.                                             $0.00
+    Transfer (to) / from Collections Account          ($106,040.52)
     Beginning Balance                               $13,705,250.94

Exhibit 20.5
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of April 1999

                                                                        NOTES
                                                  (Money Market)
                                     TOTAL         CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           0.00%           96.50%            0.00%           3.50%
     Coupon                                                5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance          $261,935,149.14
Ending Pool Balance             $250,874,438.10

Collected Principal              $10,174,104.07
Collected Interest                $2,145,505.59
Charge - Offs                       $886,606.97
Liquidation Proceeds/Recoveries     $219,894.06
Servicing                           $218,279.29
Cash Transfer from Reserve Account  $106,040.52
Total Collections Available
   for Debt Service              $12,427,264.95

Beginning Balance               $261,935,149.14            $0.00           $0.00  $103,267,418.93  $149,500,000.00   $9,167,730.21

Interest Due                      $1,366,553.91            $0.00           $0.00      $533,548.33      $784,875.00      $48,130.58
Interest Paid                     $1,366,553.91            $0.00           $0.00      $533,548.33      $784,875.00      $48,130.58
Principal Due                    $11,060,711.04            $0.00           $0.00   $10,673,586.15            $0.00     $387,124.89
Principal Paid                   $11,060,711.04            $0.00           $0.00   $10,673,586.15            $0.00     $387,124.89

Ending Balance                  $250,874,438.10            $0.00           $0.00   $92,593,832.78  $149,500,000.00   $8,780,605.32
Note / Certificate Pool Factor                            0.0000          0.0000           0.7015           1.0000          0.5017
   (Ending Balance / Original Pool Amount)
Total Distributions              $12,427,264.95            $0.00           $0.00   $11,207,134.48      $784,875.00     $435,255.47

Interest Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                          $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $13,705,250.94
(Release) / Draw                   ($534,342.94)
Ending Reserve Acct Balance      $13,170,908.00

Exhibit 20.5
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of April 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                4                  3                2                   1
                                  Dec-98           Jan-99             Feb-99           Mar-99              Apr-99
Beginning Pool Balance       $308,652,044.75   $295,700,809.42   $284,201,336.40   $274,065,370.73   $261,935,149.14

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $754,822.81       $427,173.09       $528,823.84       $429,345.46       $886,606.97
    Recoveries                   $261,548.54       $562,558.89       $454,627.53       $854,132.53       $219,894.06

Total Charged Off (Months 5, 4, 3)               $1,710,819.74
Total Recoveries (Months 3, 2, 1)                $1,528,654.12
Net Loss / (Recoveries) for 3 Mos                  $182,165.62(a)

Total Balance (Months 5, 4, 3)                 $888,554,190.57(b)

Loss Ratio Annualized  [(a/b) * (12)]                 0.24602%

Trigger:  Is Ratio > 1.5%                                   No
                                                                      Feb-99           Mar-99              Apr-99

B)   Delinquency Trigger:                                          $4,138,182.82     $3,740,380.03     $2,377,891.74
     Balance delinquency 60+ days                                       1.45607%          1.36478%          0.90782%
     As % of Beginning Pool Balance                                     1.11483%          1.28869%          1.24289%
     Three Month Average

Trigger:  Is Average > 2.0%                                 No

C)   Noteholders Percent Trigger:                     2.63421%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                 No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer